EXHIBIT 21

Subsidiaries of the Registrant

Name of Subsidiary	Jurisdiction of Organization
Silgan Holdings LLC	Delaware
Silgan Corporation	Delaware
Silgan Containers LLC	Delaware
Silgan Containers Manufacturing Corporation	Delaware
Silgan Containers Manufacturing Puerto Rico LLC	Puerto Rico
Silgan White Cap LLC	Delaware
Silgan White Cap Corporation	Delaware
Silgan White Cap Americas LLC	Delaware
Silgan Equipment Company	Delaware
Silgan ipec Corporation	Delaware
Silgan Latin America Corporation	Panama
Silgan Closures International Holding Company	Delaware
Silgan Plastics LLC	Delaware
Silgan Plastics Corporation	Delaware
Silgan Plastic Food Containers Corporation	Delaware
Silgan Tubes Holding Company	Delaware
828745 Ontario Inc.	Ontario, Canada
827599 Ontario Inc.	Ontario, Canada
Silgan Plastics Canada Inc.	Ontario, Canada
Thatcher Mexico, S. de R.L. de C.V.	Mexico
Thatcher Investments, S. de R.L. de C.V.	Mexico
Portola Packaging LLC	Mexico
Portola Tech International, Inc.	Rhode Island
Integra-Seal Industries LLC	Tennessee
Portola Packaging Canada Ltd./Emballages Portola Canada Ltd.	Canada
Portola Limited	United Kingdom
Portola Packaging Limited	United Kingdom
Portola Packaging Inc. Mexico, S.A. de C.V.	Mexico
Asesoria Maxima, S.A. de C.V.	Mexico
Portola S.R.O.	Czech Republic
Limited Liability Company Portola	Russia
Portola (Asia Pacific) Holding Company Limited	Hong Kong
GuangDong Portola Packaging Company Limited	China
Silgan Partnership C.V.	Netherlands
Silgan International Holdings B.V.	Netherlands
Silgan Europe Holdings B.V.	Netherlands
Silgan White Cap GmbH	Austria
Silgan White Cap France S.A.S.	France
Silgan White Cap Deutschland GmbH	Germany
Silgan White Cap Nordiska AB	Sweden
Silgan White Cap Italia S.r.l.	Italy
Silgan White Cap Holdings Spain, S.L.	Spain
Silgan White Cap Espana S.L.	Spain
Silgan White Cap UK Limited	United Kingdom
Silgan White Cap Belgium N.V.	Belgium
Silgan White Cap Polska Sp. z o.o.	Poland
Silgan White Cap Holdings Cyprus Limited	Cyprus

EXHIBIT 21

Name of Subsidiary	Jurisdiction of Organization
Silgan White Cap Ukraine LLC	Ukraine
Silgan White Cap do Brasil Ltda.	Brazil
Silgan White Cap South East Asia, Inc.	Philippines
SWC Holdings (Mauritius) Ltd.	Mauritius
Silgan White Cap (Shanghai) Co., Ltd.	China
Silgan White Cap Venezuela, S.A.	Venezuela
Silgan White Cap Rus o.o.o.	Russia
Silgan Holdings B.V.	Netherlands
Silgan Holdings Austria GmbH	Austria
Silgan Metal Packaging Mitterdorf GmbH	Austria
Silgan Metal Packaging Grodno i.o.o.o.	Belarus
Silgan Metal Packaging Vertriebs GmbH	Germany
Silgan Metal Packaging Meissen GmbH	Germany
Silgan Metal Packaging Leipzig GmbH	Germany
Rüma Industrieverpackung Leipzig GmbH	Germany
ELSA Silgan Metal Packaging S.A.	Greece
ATLAS Can – Vogel & Noot Metal Packaging Company A.E.	Greece
Elsa – Silgan Metal Packaging S.A./Jordan	Jordan
Silgan Metal Packaging d.o.o. Bitola	Macedonia
Silgan Metal Packaging Szprotawa Sp. z o.o.	Poland
Silgan Metal Packaging Tczew S.A.	Poland
Silgan Metal Packaging d.o.o. Beograd	Serbia
Silgan Metal Packaging Nove Mesto a.s.	Slovakia
Silgan Metal Packaging Ljubljana d.o.o.	Slovenia
VONORUS o.o.o.	Russia
Silgan Metal Packaging Enem o.o.o.	Russia
Silgan Metal Packaging Stupino o.o.o.	Russia
Silgan Metal Packaging Brovary LLC	Ukraine
Silgan Öntaş Ambalaj Sanayi ve Ticaret A.S.	Turkey

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